Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Fourth Quarter 2013 Results

HOUSTON, February 6, 2014 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported net income for the fourth quarter of 2013 of $93 million, or $0.67 per share. Results for the fourth quarter were negatively impacted by $0.41 per share to reserve for an uncertain tax position related to Egyptian operations. Partially offsetting this reserve was revenue recognized in connection with a settlement agreement with a customer, resulting in a gain of $0.12 per share, after tax.

In the fourth quarter of 2012, Diamond Offshore reported net income of $156 million, or $1.12 per share, which included an after-tax impairment charge of $40.6 million, or $0.29 per share, related to the reclassification of four cold-stacked rigs as held for sale. Revenues in the fourth quarter of 2013 were $726 million, compared with revenues of $751 million in the prior year quarter.

For the full year 2013, the Company reported net income of $549 million, or $3.95 per share, compared with net income of $720 million, or $5.18 per share, in 2012. Revenues for the full year 2013 were $2.920 billion, compared with $2.987 billion in 2012.

“We have taken delivery of the Ocean BlackHawk, the first of our four newbuild ultra-deepwater drillships,” announced Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “The rig will soon be on its way to the U.S. Gulf of Mexico, where it will begin a five year contract with Anadarko. Additionally, our deepwater semi Ocean Onyx has been delivered by the shipyard and is currently on location in the U.S. Gulf working for Apache. These rig deliveries represent important milestones for Diamond’s ongoing fleet renewal program.”

“Additionally, our operating results for the quarter and the full year reflect our ongoing focus on managing costs and reducing downtime,” said Dickerson.

Capital expenditures for newbuilds, upgrades and maintenance, but excluding capitalized interest, totaled $1.0 billion in 2013, and are expected to total $2.1 billion in 2014.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 9:00 a.m. CST today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 31346715. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 45 offshore drilling rigs, including five rigs under construction. Diamond Offshore’s fleet consists of 33 semisubmersibles, two of which are under construction, five dynamically positioned drillships, three of which are under construction, and seven jack-ups. Additional information about the Company and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 50.4% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning future revenues and backlog, future performance under contract awards and extensions, future operating costs and expenses, future operations and dayrates, future financial condition, market outlook and future market conditions, future rig construction and upgrades and expected expenditures therefor, and future contracting opportunities. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Contract drilling	$707,972	$740,623	$2,843,584	$2,936,066
Revenues related to reimbursable expenses	18,525	9,914	76,837	50,442

Total revenues	726,497	750,537	2,920,421	2,986,508

Operating expenses:
Contract drilling, excluding depreciation	408,907	377,589	1,572,525	1,537,224
Reimbursable expenses	17,969	9,427	74,967	48,778
Depreciation	96,985	92,844	388,092	392,913
General and administrative	16,298	14,837	64,788	64,640
Impairment of assets	—	62,437	—	62,437
Bad debt expense (recovery)	(50)	—	22,513	(1,018)
Gain on disposition of assets	(1,281)	(1,559)	(4,070)	(80,844)

Total operating expenses	538,828	555,575	2,118,815	2,024,130

Operating income	187,669	194,962	801,606	962,378
Other income (expense):
Interest income	(323)	858	701	4,910
Interest expense	(7,130)	(9,436)	(24,843)	(46,216)
Foreign currency transaction loss	(966)	(1,118)	(4,915)	(1,999)
Other, net	945	(225)	1,691	(992)

Income before income tax expense	180,195	185,041	774,240	918,081
Income tax expense	(87,580)	(29,380)	(225,554)	(197,604)

Net Income	$92,615	$155,661	$548,686	$720,477

Income per share	$0.67	$1.12	$3.95	$5.18

Weighted average shares outstanding:
Shares of common stock	139,035	139,031	139,035	139,029
Dilutive potential shares of common stock	12	31	29	19

Total weighted average shares outstanding	139,047	139,062	139,064	139,048

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2012
REVENUES
Floaters:
Ultra-Deepwater	$236,842	$195,215	$229,560
Deepwater	121,222	147,333	145,310
Mid-water	306,485	297,368	326,520

Total Floaters	664,549	639,916	701,390
Jack-ups	43,423	50,825	39,233

Total Contract Drilling Revenue	$707,972	$690,741	$740,623

Revenues Related to Reimbursable Expenses	$18,525	$15,424	$9,914

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$135,153	$139,689	$135,837
Deepwater	76,649	74,609	67,772
Mid-water	156,075	165,518	143,124

Total Floaters	367,877	379,816	346,733
Jack-ups	29,349	28,685	21,582
Other	11,681	10,987	9,274

Total Contract Drilling Expense	$408,907	$419,488	$377,589

Reimbursable Expenses	$17,969	$14,904	$9,427

OPERATING INCOME
Floaters:
Ultra-Deepwater	$101,689	$55,526	$93,723
Deepwater	44,573	72,724	77,538
Mid-water	150,410	131,850	183,396

Total Floaters	296,672	260,100	354,657
Jack-ups	14,074	22,140	17,651
Other	(11,681)	(10,987)	(9,274)
Reimbursable expenses, net	556	520	487
Depreciation	(96,985)	(97,143)	(92,844)
General and administrative expense	(16,298)	(15,240)	(14,837)
Impairment of assets	—	—	(62,437)
Bad debt recovery (expense)	50	(22,563)	—
Gain on disposition of assets	1,281	525	1,559

Total Operating Income	$187,669	$137,352	$194,962

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$347,011	$335,432
Marketable securities	1,750,053	1,150,158
Accounts receivable, net of allowance for bad debts	469,355	499,660
Prepaid expenses and other current assets	143,997	136,099
Assets held for sale	7,694	11,594

Total current assets	2,718,110	2,132,943
Drilling and other property and equipment, net of accumulated depreciation	5,467,227	4,864,972
Other assets	206,097	237,371

Total assets	$8,391,434	$7,235,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$249,954	$—
Other current liabilities	495,628	485,546
Long-term debt	2,244,189	1,496,066
Deferred tax liability	525,541	490,946
Other liabilities	238,864	186,334
Stockholders’ equity	4,637,258	4,576,394

Total liabilities and stockholders’ equity	$8,391,434	$7,235,286

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Fourth Quarter (a)		Third Quarter (a)		Fourth Quarter
	2013		2013		2012
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$350	91%	$284	93%	$348	89%
Deepwater Floaters	$402	65%	$380	84%	$372	85%
Mid-Water Floaters	$277	66%	$258	68%	$268	70%
Jack-Ups	$87	76%	$93	84%	$85	71%

(a)	Dayrate and utilization calculations include revenue earning days for which revenue was not recognized pursuant to GAAP. These days by rig category are ultra-deepwater floaters: Q4-82 days, Q3-88 days; deepwater floaters: Q3-31 days; and mid-water floaters: Q4-42 days, Q3-94 days.